Exhibit 99.1

News Release NYSE: WMZ
Date: July 29, 2010
Williams Pipeline Partners L.P. Reports Second-Quarter 2010 Financial Results
     TULSA, Okla. —Williams Pipeline Partners L.P. (NYSE: WMZ) today announced unaudited second-quarter 2010 net income of $9.7 million, compared with $11.6 million for second-quarter 2009. Net income per limited-partner unit for second-quarter 2010 was $0.29, compared with $0.35 for second-quarter 2009.
     For the first six months of 2010, net income was $21.6 million, compared with $25.2 million for the first six months of 2009. Net income per limited-partner unit for the first half of 2010 was $0.64, compared with $0.76 for the first half of 2009.
     Lower firm transportation commodity revenues and higher property taxes led to a slight decline in Northwest Pipeline GP’s results for the 2010 periods. These results are a key component of the partnership’s earnings from its 35-percent equity interest in Northwest Pipeline. In addition, Williams Pipeline Partners incurred higher general and administrative expenses, and other expenses associated with the proposed merger with Williams Partners L.P. (NYSE: WPZ).
     Distributable cash flow for second-quarter 2010 for Williams Pipeline Partners’ limited-partner unitholders was $11.4 million, or $0.34 per limited-partner unit. The second-quarter 2009 amounts were $11.6 million for total distributable cash flow, or $0.34 per limited-partner unit.
     Year-to-date through June 30, distributable cash flow for Williams Pipeline Partners’ limited-partner unitholders was $23.7 million, or $0.70 per limited-partner unit, compared with $22.6 million, or $0.67 per unit for the same period in 2009.
Distributable Cash Flow Definition
     Distributable cash flow per limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     This press release includes certain financial measures, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

     For Williams Pipeline Partners L.P. we define Distributable Cash Flow as net income less its equity earnings in Northwest Pipeline, plus reimbursements from Williams Partners L.P. under an omnibus agreement, plus cash distributed by Northwest Pipeline attributable to Northwest Pipeline’s operations through the current reporting period.
     For Williams Pipeline Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement resulting in distributable cash flow attributable to the general partner and distributable cash flow attributable to limited partners, respectively. The resulting Distributable Cash Flow attributable to limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Distributable Cash Flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
Form 10-Q
     Williams Pipeline Partners plans to file its second-quarter 2010 Form 10-Q with the SEC today. The document will be available on both the SEC and Williams Pipeline Partners web sites.
About Williams Pipeline Partners L.P. (NYSE: WMZ)
Williams Pipeline Partners is a publicly traded master limited partnership that owns and operates natural gas transportation and storage assets. The general partner of Williams Pipeline Partners is Williams Pipeline GP LLC, which is a wholly owned subsidiary of Williams Partners L.P. (NYSE: WPZ). For more information, please visit www.williamspipelinepartners.com. Go to http://www.b2i.us/irpass.asp?BzID=1589&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332 David Sullivan

Williams (investor relations)
(918) 573-9360
Williams Pipeline Partners L.P. is a limited partnership formed by The Williams Companies, Inc. Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Rate case filings; and

•	Natural gas prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on Northwest’s customers and suppliers);

•	The strength and financial resources of our and Northwest’s competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	Northwest’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Northwest’s exposure to the credit risk of its customers;

•	Risks related to strategy and financing, including restrictions stemming from Northwest’s debt agreements, future changes in Northwest’s credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 23, 2010 and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamspipelinepartners.com.

# # #

Reconciliation of non-GAAP Measures
(UNAUDITED)
Williams Pipeline Partners L.P.
Distributable Cash Flow per LP Unit Reconciliation

	2009			2010
Amounts in thousands, except per-unit amounts	1st Qtr	2nd Qtr	Y-T-D	1st Qtr	2nd Qtr	Y-T-D

Net Income	13,655	11,560	25,215	11,927	9,694	21,621
Equity in earnings — Northwest	(14,318)	(12,307)	(26,625)	(13,259)	(12,032)	(25,291)
Reimbursements from Williams from ominbus agreement	370	374	744	248	248	496

Distributable cash flow excluding equity investments	(293)	(373)	(666)	(1,084)	(2,090)	(3,174)
Plus: Northwest’s cash distributions to WMZ	11,550	12,250	23,800	13,748	13,825	27,573

Distributable cash flow attributable to partnership	11,257	11,877	23,134	12,664	11,735	24,399
Distributable cash flow attributable to partnership allocated to GP	225	310	535	448	288	736

Distributable cash flow attributable to partnership allocated to LP	11,032	11,567	22,599	12,216	11,447	23,663

Weighted Average number of LP units outstanding	33,565	33,565	33,565	33,565	33,565	33,565

Distributable cash flow attributable to partnership per weighted average limited partner unit	0.3287	0.3446	0.6733	0.3640	0.3410	0.7050